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EXHIBIT 21
The following is a list of wholly owned subsidiaries, unless otherwise noted, of FPIC Insurance Group, Inc. as of December 31, 2000:


NAME OF  SUBSIDIARY                              STATE OF INCORPORATION

Florida Physicians Insurance Company, Inc. (FPIC)    Florida

Anesthesiologists' Professional Assurance Company    Florida

FPIC Insurance Agency, Inc.                          Florida

McCreary Corporation                                 Florida

Employers Mutual, Inc.                               Florida

FPIC Services, Inc.                                  Florida

Professional Strategy Options, Inc.                  Florida

Administrators For The Professions, Inc. (AFP)       New York

Group Data Corporation                               New York
(100% owned by AFP)

FPIC Intermediaries, Inc.                            New York
(100% owned by AFP)

The Tenere Group, Inc. (Tenere)                      Missouri
(100% owned by FPIC)

Intermed Insurance Company (Intermed)                Missouri
(100% owned by Tenere)

Trout Insurance Services, Inc.                       Missouri
(100% owned by Intermed)

Interlex Insurance Company                           Missouri
(100% owned by Intermed)

Insurance Services, Inc.                             Missouri
(100% owned by Intermed)